ASCENT ASSURANCE, INC.
                      (FORMERLY, WESTBRIDGE CAPITAL CORP.)

                             110 WEST SEVENTH STREET
                             FORT WORTH, TEXAS 76102

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD

                            WEDNESDAY, JUNE 16, 1999

         To the Holders of Common Stock of Ascent Assurance, Inc.:

         The Annual Meeting of Stockholders of Ascent Assurance, Inc. (the "Company") will be held on Wednesday, June 16, 1999 at 10:00 A.M., New York time, at the offices of Milbank, Tweed, Hadley and McCloy LLP, 1 Chase Manhattan Plaza, 54th Floor Conference Center, New York, New York, for the following purposes:

          (1) To elect two (2) directors of the Company, each to serve for a term of three (3) years.

          (2)  To  ratify  the   selection  by  the  Board  of   Directors,   of
               PricewaterhouseCoopers LLP as independent accountants.

          (3)  To act upon the proposal to approve the 1999 Stock Option Plan.

          (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only holders of Common Stock of record at the close of business on May 14, 1999 are entitled to notice of and to vote at the meeting. A list of such stockholders may be examined at the offices of the Company during regular business hours for ten full days prior to the meeting as well as at the meeting.

         PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. YOU HAVE THE POWER TO REVOKE SUCH PROXY AT ANY TIME BEFORE IT IS VOTED, AND THE GIVING OF ANY SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

                                       By Order of the Board of Directors,

                                       /S/ PATRICK J. MITCHELL

                                         Patrick J. Mitchell
                                         Chairman of the Board and
                                         Chief Executive Officer
                                         Fort Worth, Texas
                                         April 30, 1999

                             ASCENT ASSURANCE, INC.
                      (FORMERLY, WESTBRIDGE CAPITAL CORP.)

                                 PROXY STATEMENT

GENERAL INFORMATION.

         This Proxy Statement is being furnished to the stockholders of Ascent Assurance, Inc., a Delaware corporation ("Ascent" or the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 16, 1999 at 10:00 A.M., New York time, at the offices of Milbank, Tweed, Hadley and McCloy LLP, 1 Chase Manhattan Plaza, 54th Floor Conference Center, New York, New York, or any postponements or adjournments thereof (the "Meeting"). The mailing address of the Company is 110 West Seventh Street, Suite 300, Fort Worth, Texas 76102 and its telephone number is (817) 878-3300.

         At the Meeting, the stockholders of the Company will be asked (i) to elect two (2) directors of the Company, each to serve for a term of three years,
(ii) to ratify the selection by the Board of PricewaterhouseCoopers LLP to serve as the Company's independent accountants for 1999, and (iii) to approve the 1999 Stock Option Plan.

         This Proxy Statement and the enclosed form of proxy are expected to be mailed on or about May 19, 1999. The cost of solicitation of proxies will be borne by the Company. The Company will reimburse its transfer agent, LaSalle National Bank, for the reasonable expenses incurred by it in mailing the material for the solicitation of proxies to stockholders of record, and will reimburse nominees for the reasonable expenses incurred by them in mailing the material for the solicitation of proxies to each of their customers who are the beneficial holders of the Company's Common Stock registered in the names of such nominees. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone, facsimile, or in person. Proxies in the form enclosed, properly executed by stockholders and returned to the Company and not revoked, will be voted at the Meeting. The proxy may be revoked at any time before it is exercised by giving notice of revocation to the Secretary of the Company, by executing a later-dated proxy or by attending and voting in person at the Meeting.

VOTING, RECORD DATE AND QUORUM.

         Proxies will be voted as specified or, if no direction is indicated on the proxy, it will be voted "FOR" the election of the two (2) nominees named under the caption "Election of Directors"; "FOR" the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants for 1999 and "FOR" the approval of the 1999 Stock Option Plan. As to any other matter or business which may be brought before the Meeting, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons voting the same, but the Board does not know of any such other matter or business.

         The close of business on May 14, 1999 has been fixed as the record date for the determination of stockholders entitled to vote at the Meeting. As of April 23, 1999, 6,500,000 shares of Common Stock were outstanding and will be entitled to be voted at the Meeting together with any shares issued from April 24, 1999 through the record date. Each stockholder will be entitled to cast one vote, in person or by proxy, for each share of Common Stock held. The presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting (not including abstentions and broker non-votes) is required for the election of directors, and the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting (including abstentions but not including broker non-votes) is required for the ratification of PricewaterhouseCoopers LLP as the Company's independent accountants and the approval of the 1999 Stock Option Plan. The Board recommends the election of the two (2) nominees named under "Election of Directors", the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants and the approval of the 1999 Stock Option Plan.

PRINCIPAL STOCKHOLDERS.

         The following table sets forth, as of April 23, 1999, the name and address of each person known by the Company to own beneficially, directly or indirectly, more than five percent of the outstanding shares of Common Stock (its only class of voting securities):

                                            NUMBER
NAME AND ADDRESS                           OF SHARES         PERCENT

Credit Suisse First Boston (1)..........  7,859,164            56.6
11 Madison Avenue
New York, New York  10010-3629
 .........

(1) Based on information included in the Schedule 13D filed by Credit Suisse First Boston ("CSFB") dated April 5, 1999. Includes 3,093,999 shares outstanding and 4,765,165 shares beneficially owned (through ownership of 23,257 shares of Convertible Preferred Stock) by Special Situations Holdings, Inc. - Westbridge, a wholly-owned subsidiary of CSFB. The Convertible Preferred Stock may be converted at any time at a conversion price of $4.88 per share. All shares were received by CSFB pursuant to Westbridge's Plan of Reorganization (as defined herein) and issued in exchange for consideration consisting of a combination of cash and the cancellation of certain securities of Westbridge beneficially owned by CSFB. This issuance resulted in a change in control of the Company.

ELECTION OF DIRECTORS.

         The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the members of the Board shall be divided into three classes with approximately one-third of the directors to stand for election each year for three-year terms. The total number of directors comprising the Company's Board is currently set by the Board pursuant to the Company's Bylaws at seven
(7). Of this number, two (2) members of the Board have terms expiring and are nominees for election at the 1999 Annual Meeting of Stockholders, two (2) members of the Board have terms expiring at the 2000 Annual Meeting of Stockholders, and two (2) members of the Board have terms expiring at the 2001 Annual Meeting of Stockholders. One board position is currently vacant. Holders of the Company's Convertible Preferred Stock have the right to nominate a director to fill this vacancy until June 24, 1999.

         If the enclosed proxy card is duly executed and received in time for the Meeting, and if no contrary specification is made as provided therein, it will be voted in favor of the election as directors of the two (2) nominees named below. Should any nominee for director become unable or unwilling to accept election, proxies will be voted for a nominee selected by the Board, or the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office and, to the knowledge of the Board, such nominees intend to serve the entire term for which election is sought. Any vacancy occurring during the term of office of any director may be filled by the remaining directors for the balance of such unexpired term. All the nominees for directors are presently directors of the Company.

         The Board recommends that the stockholders vote "FOR" the two (2) nominees named below. The following information concerning each of the two (2) nominees as director, and each current director in the classes continuing in office, is provided as of April 30, 1999:

NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 2002

JOHN H. GUTFREUND, age 69, has been a director of Ascent since 1999. Mr. Gutfreund is President of Gutfreund & Company, Inc., a New York based financial consulting firm which specializes in advising select corporations and financial institutions in the United States, Europe and Asia. Mr. Gutfreund was the former Chairman and Chief Executive Officer of Salomon Brothers from 1981 to 1991. He also currently serves as a director of Aqua Penn Spring Water Company, Inc., Baldwin Piano & Organ Company, Foamex International Inc., LCA-Vision, Inc., The Universal Bond Fund and Montetiore Medical Center, New York City.

MICHAEL A. KRAMER, age 30, has been a director of Ascent since 1999. Mr. Kramer is a Managing Director in Houlihan, Lokey, Howard & Zukin's New York office where he has led many of the Firm's largest restructuring and M&A engagements. Mr. Kramer joined Houlihan, Lokey, Howard & Zukin in 1989 after earning his B.S. in Business Administration from California State University at Northridge.

DIRECTORS CONTINUING IN OFFICE UNTIL 2000

RICHARD H. HERSHMAN, age 49, has been a director of Ascent since 1999. Mr. Hershman has been Executive Vice President and Chief Financial Officer of Decision Strategies/Fairfax International, LLC since 1999. Prior to that, Mr. Hershman was Executive Vice President and Chief Financial Officer of Risk Enterprise Management Limited from 1995-1998. From 1993-1994, Mr. Hershman was the Executive Vice President and Chief Financial Officer of The Fairfax Group.

ROBERT A. PEISER, age 50, has been a director of Ascent since 1999. Mr. Peiser has been the Chairman of CVSI, Inc. since 1998. Mr. Peiser served as President and Chief Executive Officer of Western Pacific Airlines from 1996 to 1998. Mr. Peiser served as Vice Chairman and Chief Executive Officer of FoxMeyer Drug Company from August 1996 through November 1996. In addition, Mr. Peiser was Executive Vice President - Finance and Chief Financial Officer of Trans World Airlines, Inc. ("TWA") from August 1994 through August 1996. Prior to his employment with TWA, Mr. Peiser was a consultant with BBK, Ltd., a turnaround consulting firm based in Southfield, Michigan, from November 1992 through July 1994.

DIRECTORS CONTINUING IN OFFICE UNTIL 2001

PATRICK J. MITCHELL, age 40, has been a director of Ascent since 1997. Mr. Mitchell has served as Chairman of the Board and Chief Executive Officer since September 1998 and has also been serving as President, Chief Operating Officer, Chief Financial Officer and Treasurer since October 1997. Mr. Mitchell had served as Executive Vice President, Chief Financial Officer and Treasurer since May 1996 and joined the company in August 1995 as Vice President, Chief Financial Officer and Treasurer. Prior to joining the Company, he served as Vice President, Finance for Bankers Life and Casualty Company.

JAMES K. STEEN, age 58, has been a director of Ascent since 1999. Mr. Steen has served as President of Stony Creek Enterprises, Inc. since 1992. Stony Creek Enterprises, Inc. is a private financial advisory firm specializing in insurance company financings and acquisitions. From 1988 through 1992, Mr. Steen was a managing director with John Head & Partners L.P., a private merchant banking firm in New York City, specializing in financial advisory services to insurance businesses and insurance company financings and acquisitions.

BOARD COMMITTEES

     The Compensation Committee is composed of Mr. Kramer (Chairman), Mr. Gutfreund and Mr. Peiser. The Compensation Committee has responsibility for reviewing and approving salaries, bonuses and other compensation and benefits of executive officers, and advising management regarding benefits and other terms and conditions of compensation for executive officers.

     The Audit Committee of the Board is composed of Mr. Hershman (Chairman), Mr. Steen and Mr. Peiser. The Audit Committee recommends to the Board the firm to be employed as the Company's independent accountants, reviews details of each audit engagement and audit reports, including all management reports by the independent accountants regarding internal controls, and reviews resolution of any material matters with respect to appropriate accounting principles and practices to be used in preparation of the Company's financial statements.

         The Board does not have an Executive or Nominating Committee.

EXECUTIVE COMPENSATION AND OTHER INFORMATION.

SUMMARY OF COMPENSATION

The following table sets forth information on cash and other compensation paid or accrued for each of the fiscal years ended December 31, 1998, 1997 and 1996 to each person who served as Chief Executive Officer of the Company during 1998 and to each other named executive officer of the Company, for services in all capacities to the Company and its subsidiaries.

                                                                    Long-Term
                                                                   Compensation
                                                                 Restricted Stock
        Name and                   Annual Compensation        Awards (5)/Securities        All Other
   Principal Position          Year     Salary      Bonus      Underlying Options #    Compensation (1)

-------------------------- -- ------- ----------- ----------- ----------------------- --------------------
Martin E. Kantor (2)          1998    $  348,500  $        0                     0           $         0
former Chairman of            1997    $  492,500  $        0                60,000           $         0
the Board and Chief           1996    $  477,462  $        0                     0           $     2,850
Executive Officer


Patrick J. Mitchell (3)       1998    $  400,575  $  296,000                     0           $     2,400
Chairman of the Board and     1997    $  279,958  $        0                45,000           $     3,225
Chief Executive Officer       1996    $  204,519  $        0                     0           $     1,425


Patrick H. O'Neill (4)        1998    $  275,500  $  204,000                     0           $     1,382
Executive Vice                1997    $   72,890  $        0                30,000           $         0
President, General
Counsel and Secretary


(1) Amounts shown represent matching contributions of the Company credited to the named executive officers under the Company's 401(k) plan.

(2) Effective September 15, 1998, Martin Kantor ceased serving as Chairman of the Board and Chief Executive Officer.

(3) Effective September 15, 1998, Patrick Mitchell was named Chairman of the Board and Chief Executive Officer. The 1998 bonus was accrued and earned in 1998. $148,000 of the 1998 bonus was paid on March 24, 1999. The remaining $148,000 will be paid on March 24, 2000.

(4) Patrick H. O'Neill joined the Company in September 1997. The 1998 bonus was accrued and earned in 1998. $102,000 of the 1998 bonus was paid on March 24, 1999. The remaining $102,000 will be paid on March 24, 2000.

(5) On January 1, 1997, Messrs. Kantor and Mitchell received restricted stock grants of 60,000 and 45,000 shares, respectively. In September 1997, Mr. O'Neill received a restricted stock grant of 30,000 shares. All outstanding grants of restricted stock were canceled pursuant to Westbridge's Plan of Reorganization, which became effective on March 24, 1999.

EMPLOYMENT AGREEMENTS

         The Company and its wholly-owned subsidiary, Ascent Management, Inc. (formerly, Westbridge Management Corp.) (collectively, the "Company"), have entered into a separate employment agreement with each of Patrick J. Mitchell and Patrick H. O'Neill (each, an "Employee" and collectively, the "Employees"), pursuant to which Mr. Mitchell is employed as the Chairman of the Board, President and Chief Executive Officer of the Company and Mr. O'Neill is employed as Executive Vice President, General Counsel, and Secretary of the Company (the "Employment Agreements"). The Company has agreed to employ each of the Employees for a period of two years commencing on September 15, 1998. Each Employee's employment period may be extended for one year thereafter unless an Employee gives notice to the contrary or unless the Company fails to give notice of its desire to extend the Employment Agreements.

         Mr. Mitchell and Mr. O'Neill have base salaries of $400,000 and $275,000, respectively, and such base salaries will be reviewed annually for increase at the sole discretion of the Board or the Compensation Committee thereof. In addition to base salary, each employee is entitled to receive an annual cash bonus, determined by the Board of Directors of the Company or Compensation Committee thereof, payable at such time as similar bonuses are payable to senior management of the Company and its subsidiaries. The Employees are also entitled to participate in and receive all benefits under any other short-term or long-term incentive program ("LTIP"), savings and retirement plans, and welfare benefit plans, practices, policies and programs maintained or provided by the Company and/or its subsidiaries for the benefit of senior executives.

         In recognition of and as compensation for the Employees' job performance from November 17, 1997 through the date of execution of the Employment Agreement, the Employees have earned and shall receive a one-time bonus (the "Retention Bonus") paid by the Company as follows: (1) for Mr. Mitchell, a cash payment of $296,000 and for Mr. O'Neill a cash payment of $204,000, 50% of which was paid on March 24, 1999 and the remaining 50% will be paid on March 24, 2000, and (2) issuance on March 24, 1999 of 0.29% (18,850 shares) to Mr. Mitchell and 0.21% (13,650 shares) to Mr. O'Neill of the new Common Stock of Ascent Assurance, Inc. In recognition of the federal income tax consequences of the equity consideration of this part of the Retention Bonus, the Company shall use its best efforts to make such equity consideration federal income tax neutral to the Employees.

         If an Employee's employment is terminated by reason of death, or "disability" (as defined in the Employment Agreements), such Employee, his estate or legal representative will receive (a) a lump sum payment equal to any accrued but unpaid Base Salary, (b) a lump sum payment of any incentive bonus, annual bonus, LTIP award awarded but not yet paid as of the termination date,
(c) a lump sum payment of the unpaid cash portion of the Retention Bonus, together with the immediate performance of the Retention Bonus obligation as set forth in the Employment Agreement, (d) immediate vesting of all stock options previously awarded to the Employee by the Company, (e) in the case of death, any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs of the Company, except any other severance benefit of the Company, and (f) in the case of disability, (x) continuation of the Employee's health and welfare benefits at the level in effect on the termination date through the end of the one-year period following the termination of the Employee's employment due to disability (or the Company shall provide the economic equivalent thereof), and (y) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs of the Company, except any other severance benefit of the Company.

         If an Employee's employment is terminated by the Company for "cause" (as defined in the Employment Agreements), such Employee will be entitled to, among other things, (a) a lump sum payment equal to any accrued but unpaid base salary, (b) a lump sum payment of any incentive bonus, annual bonus, LTIP award awarded but not yet paid as of the termination date, (c) a pro rata lump sum payment of the unpaid cash portion of the Retention Bonus, together with the immediate performance of the Retention Bonus obligation as set forth in the Employment Agreement, (d) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs of the Company, except any other severance benefit of the Company.

         If an Employee's employment is terminated by the Company "without cause" or for "good reason" (as defined in the Employment Agreements), such Employee will be entitled to, among other things, (a) a lump sum payment equal in amount to 117% of the sum of (i) the Employee's Base Salary and (ii) the highest of either the incentive bonus or annual bonus awarded to the Employee within five (5) years prior to the termination date, (b) a lump sum payment of any Base Salary accrued, incentive bonus or LTIP award awarded but not yet paid as of the termination date, (c) a lump sum payment of the unpaid cash portion of the retention bonus, together with the immediate performance of the retention bonus obligation as set forth in the Employment Agreement, (d) immediate vesting of all stock options previously awarded to the Employee by the Company, and (e) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs of the Company, except any other severance benefit of the Company.

         If an Employee's employment is terminated "voluntarily" by the Employee (as defined in the Employment Agreements), such Employee will be entitled to, among other things, (a) a lump sum payment equal to any accrued but unpaid base salary, (b) a lump sum payment of any annual bonus, incentive bonus, and LTIP award awarded but not yet paid as of the termination date, and (c) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs of the Company, except any other severance benefit of the Company.

         If the Employment Agreement is allowed to "expire" (as defined in the Employment Agreements), such Employee will be entitled to, among other things,
(a) a lump sum payment equal in amount to 117% of the sum of (i) the Employee's Base Salary and (ii) the highest of either the incentive bonus or annual bonus awarded to the Employee within five (5) years prior to the expiration date, (b) a lump sum payment of any Base Salary accrued, incentive bonus or LTIP award awarded but not yet paid as of the termination date, (c) immediate vesting of all stock options previously awarded to the Employee by the Company, and (d) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs of the Company, except any other severance benefit of the Company.

         If any payment or distribution to the Employee by the Company or any subsidiary or affiliate would be subject to any "golden parachute payment" excise tax or similar tax, and if, and only if, such payments less the excise tax or similar tax is less than the maximum amount of payments which could be payable to the Employee without the imposition of the excise tax or similar tax and after taking into account any reduction in the total payments provided by reason of Section 280G of the Internal Revenue Code, (a) any cash payments under the Employment Agreement shall first be reduced (if necessary, to zero), and (b) all other non-cash payments shall next be reduced.

         If an Employee's employment is terminated by the Company for cause or voluntarily by an Employee, for a period of twelve months from the termination date, such Employee shall not (i) directly or indirectly divert, solicit or take away the patronage of (a) any customers or agents of the Company or any affiliate as of the relevant termination date, or (b) any prospective customers or agents of the Company or any affiliate whose business the Company was actively soliciting on the relevant termination date, and with which the Employee had business contact while employed by the Company, or (ii) directly or indirectly induce or solicit any employees or agents of the Company or any affiliate to leave or terminate their employment or agency relationship with the Company.

CERTAIN TRANSACTIONS

     On September 15, 1998, the Company executed a Settlement Agreement and Mutual Release (the "Agreement") by and among Martin E. Kantor, Westbridge Capital Corp. ("Westbridge") and National Foundation Life Insurance Company ("NFL"). Pursuant to an Employment Agreement dated as of April 1, 1996 (the "Employment Agreement"), by and among Mr. Kantor, Westbridge and NFL, Mr. Kantor was employed as the Chairman of the Board and Chief Executive Officer of Westbridge and NFL, and was retained as a director of Westbridge and NFL. Mr. Kantor also owned directly or through trusts for the benefit of family members' equity in the Old Common Stock of Westbridge.

         The Agreement provided for the following: (a) payment of all of Mr. Kantor's accrued and unpaid compensation, benefits and expenses due under the Employment Agreement as of such date and payment of a cash settlement of $100,000, (b) continuation of Mr. Kantor's health benefits provided under the Employment Agreement through and including December 31, 1998, (c) grant of an Allowed General Unsecured Claim (Group 8-A)(as defined in Westbridge's Plan of Reorganization (the "Plan of Reorganization")) in an amount equal to $875,000,
(d) all Old Common Stock Interests and Old Restricted Common Stock Interests (each, as defined in the Plan of Reorganization) owned by Mr. Kantor personally or in trust for one or more of his family members shall be treated as Allowed Class 10 Interests under the Plan of Reorganization, which Interests shall be entitled to receive distributions pursuant to, and in accordance with, the terms and provisions of the Plan of Reorganization, (e) the benefit of all releases, escrowed funds for the defense of litigation against officers and directors, indemnity and directors' and officers' insurance coverage provided under the Plan of Reorganization to all other officers and directors who continue to serve as officers and directors of Westbridge on and after the effective date of the Plan of Reorganization, and (f) all rights, title and interest in and to the automobile used by Mr. Kantor under the terms of the Employment Agreement.

         On September 15, 1998, the Employment Agreement was terminated in all respects and Mr. Kantor resigned as an officer and director of Westbridge and NFL, respectively, and no longer served as an officer, director or employee of any of their direct or indirect subsidiaries.

DIRECTOR'S COMPENSATION

         The old Westbridge Board of Directors met 13 times in 1998 for which each director was compensated approximately $10,000. Each member of the new Board of Directors of Ascent will receive a $15,000 annual retainer fee, board meeting fees of $2,000 and reimbursement of all reasonable out-of-pocket expenses. In addition, committee meeting fees of $1,000 per committee member and chairman of committee fees of $1,500 will be paid as applicable.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

         Ascent's Compensation Committee (the "Committee") is composed entirely of independent non-employee directors. The Committee is responsible for supervising the Company's compensation policies, approving executive officers' salaries and bonuses and reviewing the salaries and bonuses of other senior management. The following report on compensation policies applicable to the Company's executive officers with respect to compensation reported for the year ended December 31, 1998 was prepared by the Committee after its initial meeting on April 14, 1999:

EXECUTIVE COMPENSATION PHILOSOPHY AND POLICIES

         The overriding objective of the Committee's executive compensation policies is to attract and retain superior executives. The policies are also designed to: (1) align the interests of executive officers and stockholders by encouraging stock ownership by executive officers and by making a significant portion of executive compensation dependent upon the Company's financial performance; (2) reward individual results by recognizing performance through salary, annual cash incentives and long-term incentives; and (3) manage compensation based on the level of skill, knowledge, effort and responsibility needed to perform the job successfully. For 1998, executive compensation consisted of the following components:

         BASE SALARY - The minimum salary to which each executive officer is entitled is specified in his employment agreement and is subject to annual review and increase when deemed appropriate by the Committee. It is the Committee's and management's view that executive officer salaries should not be regularly adjusted on an annual basis to reflect cost-of-living or other similar increases. Salary increases, if any, are made, with Committee involvement, on an individual basis to reflect promotions or to maintain the competitiveness of an executive's salary or to recognize an executive's increased responsibilities.

         INCENTIVE BONUS - The employment agreement of each current executive officer provides for an annual cash bonus to be awarded at the determination of the Committee. No incentive bonuses were awarded during 1998.

         RETENTION BONUS - The non-recurring retention bonus to which each current executive officer is entitled is specified in his employment agreement. This bonus was intended to retain and motivate executive officers to successfully reorganize the Company and was partially paid on March 24, 1999, the effective date of the Company's reorganization.

         STOCK OPTIONS - The executive officers were eligible to receive periodic grants of non-qualified stock options under the Westbridge 1992 Stock Option Plan (the "1992 Plan"), as amended. During 1998, no stock options were granted. The 1992 Plan was terminated on March 24, 1999, the effective date of the Company's reorganization. On March 24, 1999, the Company's Board of Directors adopted the Ascent Assurance, Inc. 1999 Stock Option Plan. Stock option awards are intended to retain and motivate executive officers to achieve superior market performance of the Company's stock.

         RESTRICTED STOCK - The executive officers were eligible to receive periodic grants of restricted common stock under the Westbridge Capital Corp. 1996 Restricted Stock Plan (the "1996 Plan"). During 1998, no restricted common stock awards were granted. The 1996 Plan was terminated on March 24, 1999, the effective date of the Company's reorganization.

         SECTION 162(M) OF THE INTERNAL REVENUE CODE - Section 162(m) of the Internal Revenue Code (the "Code"), prevents publicly traded companies from receiving a tax deduction for compensation paid to proxy-named executive officers in excess of $1 million in any taxable year. The Company has not awarded any compensation that is non-deductible under Section 162(m) of the Code and does not anticipate doing so in the foreseeable future. In the event that the Company determines to award compensation in an amount in excess of the amount which may be deducted under Section 162(m), the Company will determine whether it will conform its compensation to qualify for exceptions available under Section 162(m).

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         Mr. Mitchell's employment with the Company is governed by an employment agreement entered into in September 1998 (see "Executive Compensation and Other Information - Employment Agreements"). The minimum salary to which Mr. Mitchell is entitled is specified in such employment agreement and is subject to annual review and increase when deemed appropriate by the Committee. In addition, the annual incentive bonus provided for under Mr. Mitchell's agreement is determined by the Committee.

                                SUBMITTED BY THE COMPENSATION COMMITTEE

                          Michael A. Kramer John H. Gutfreund Robert A. Peiser

PERFORMANCE GRAPH.

         The following line graph demonstrates the performance of the cumulative total return to the holders of the old common stock of Westbridge during the previous five years in comparison to the cumulative total return on the Russell 2000 Index and with the SNL <$250M Insurance Asset-Size Index of the Company.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*
             WESTBRIDGE (NOW, ASCENT ASSURANCE, INC.), RUSSELL 2000,
                      SNL >$250M INSURANCE ASSET-SIZE INDEX
                     (PERFORMANCE RESULTS THROUGH 12/31/98)

(Graph included in printed proxy)

                                                      PERIOD ENDING DECEMBER 31,
                              ---------------------------------------------------------------------------
INDEX                               1993         1994         1995          1996        1997        1998
---------------------------------------------------------------------------------------------------------
Westbridge (now, Ascent
   Assurance, Inc.)               100.00       111.32       100.00        147.17        6.13        3.93
Russell 2000                      100.00        98.19       126.11        146.91      179.76      175.19
SNL <$250M Insurance              100.00        86.44       111.34        131.82      166.28      126.56
Asset-Size Index

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in old Westbridge common stock, Russell 2000 Index and SNL <$250M Insurance Asset-Size Index.

*Cumulative total return assumes reinvestment of dividends.

Source: SNL Securities L.C.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth as of April 23, 1999 (except for shares owned by Messrs. Mitchell and O'Neill and all executive officers through participation in the Company's 401(k) Plan, which are as of March 31, 1999), the number and percentage of shares of Common Stock owned by the directors of the Company and all nominees as directors, each of the executive officers named in the table under "Summary of Compensation" and all executive officers and directors as a group. To the Company's knowledge, the persons listed below each have sole voting and investment power as to all shares indicated as owned by them.

                                                  NUMBER OF
NAME                                           SHARES OWNED (1)      PERCENT

Patrick J. Mitchell ...................             18,942              *
Patrick H. O'Neill.....................             13,650              *
John H. Gutfreund......................                  -              -
Richard H. Hershman....................                  -              -
Michael A. Kramer......................                  -              -
Robert A. Peiser.......................                  -              -
James K. Steen.........................                  -              -

All executive officers and directors as a group..   32,611              *
 .........


(1) Includes shares held through the Company's 401(k) plan as follows: Mr. Mitchell, 92 shares and all executive officers and directors as a group, 111 shares.

*Less than 1%

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the "SEC") reports of ownership and changes in ownership of the Common Stock. Directors, executive officers and greater-than-10% stock-holders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) reports they file. Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during 1998, all other filing requirements applicable to its directors, executive officers and greater-than-10% stockholders were complied with.

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS.

         The Board has selected the firm of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending December 31, 1999. PricewaterhouseCoopers LLP has acted for the Company in such capacity since 1982. The Board proposes that the stockholders ratify such selection at the Meeting.

         If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP by the affirmative vote of a majority of the votes cast at the Meeting on this proposal, the selection of independent accountants will be reconsidered by the Board.

         Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

         The Board recommends that the stockholders vote "FOR" the ratification of the Company's selection of independent accountants.

PROPOSAL TO APPROVE THE 1999 STOCK OPTION PLAN.

         On March 24, 1999, the effective date of the Plan of Reorganization, Ascent's Board of Directors adopted the 1999 Stock Option Plan (the "1999 Plan"), which is in substantially the same form as the draft plan which was a supplement to the Plan of Reorganization confirmed by the United States Bankruptcy Court for the District of Delaware. The 1999 Plan was adopted in order to further and promote the interest of the Company, its subsidiaries and its shareholders by enabling the Company and its subsidiaries to attract, retain and motivate employees, non-employee directors and consultants (including marketing agents) or those who will become employees, non-employee directors and consultants (including marketing agents), and to align the interests of those individuals and the Company's shareholders. To do this, the 1999 Plan offers equity-based opportunities providing such employees and consultants (including marketing agents) with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its subsidiaries.

         On March 24, 1999, the Plan of Reorganization effective date, the Company granted stock options to acquire 1,031,750 shares of Common Stock to certain officers and directors of the Company and its subsidiaries. Stock options to acquire 112,500 shares of Common Stock were granted to non-employee directors. Each non-employee director's stock option grant has an exercise price of $3.00, a term of three years, and vests 50% after one year of service and 100% after two years of service; provided, however, if a non-employee director stands for re-election to the staggered board prior to the expiration of three years of service and such director is not re-elected, then all unvested options held by such director immediately vest. In addition, stock options to acquire 919,250 shares of Common Stock were granted to employees of the Company and its subsidiaries. Employee stock options were granted as follows: Mr. Mitchell, 200,000 shares; Mr. O'Neill, 160,000 shares; all other executive officers of the Company, 310,000 shares; and all employees of the Company's subsidiaries, 249,250 shares. Each employee's stock option grant is comprised of three separate grants. Grants A and B cover approximately 37.5% each of total options granted to each employee while Grant C covers the remaining 25%. Grant A options have an exercise price of $.01 per share, a term of 10 years, and vest 100% after three years, provided the grantee is then employed by the Company and/or one of its subsidiaries. Grant B options have an exercise price of $4.39 per share, a term of 10 years, and vest 100% after four years, provided the grantee is then employed by the Company and/or one of its subsidiaries. Grant C options have an exercise price of $4.39 per share, a term of 10 years and vest 100% after five years, provided the grantee is then employed by the Company and/or one of its subsidiaries.

         A general description of the basic features of the 1999 Plan is set forth below. Such description is qualified in its entirety by reference to the full text of the 1999 Plan, as set forth in Annex A to this proxy statement.

         The 1999 Plan became effective on March 24, 1999, subject to the approval of the Company's stockholders, and will remain in effect until December 31, 2008, unless terminated or suspended by the Board of Directors prior to such time. After such date no further awards shall be granted under the 1999 Plan.

         The 1999 Plan will be administered by the Committee. The Committee will be appointed from time to time by the Board of Directors and will be comprised of not less than three of the then members of the Board of Directors who are Non-Employee Directors (within the meaning of SEC Rule 16b-3(b)(3)) of the Company and "outside directors" (within the meaning of Section 162(m) of the Internal Revenue Code (the "Code")). Subject to the terms and conditions of the 1999 Plan, the Committee will make all determinations necessary or advisable for the implementation, administration and maintenance of the 1999 Plan including, without limitation, (a) selecting the 1999 Plan's participants, (b) making awards in such amounts and form as the Committee determines, (c) imposing such restrictions, terms and conditions upon such awards as the Committee deems appropriate, and (d) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the 1999 Plan and/or any award agreement. The Company will effect the granting of awards under the 1999 Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in the form as is approved by the Committee.

         Individuals eligible for awards under the Plan of Reorganization shall consist of all salaried employees, non-employee directors and consultants (including marketing agents), or those who will become such employees, non-employee directors and consultants (including marketing agents) of the Company and/or its Subsidiaries who are responsible for the management, growth and protection of the business of the Company and/or its subsidiaries or whose performance or contribution, in the sole discretion of the Committee benefits or will benefit the Company.

         The maximum number of shares of Common Stock in respect of which awards may be granted under the 1999 Plan to employees and non-employee directors, in the aggregate, subject to adjustment as provided in the 1999 Plan, shall not exceed 1,251,685 shares. The maximum number of shares of Common Stock in respect of which awards may be granted under the 1999 Plan to consultants (including marketing agents), subject to adjustment as provided in the 1999 Plan, shall not exceed 387,119 shares. If any awards expire unexercised or are forfeited, surrendered, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such awards shall again be available for awards under the 1999 Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such awards.

         Stock options granted under the 1999 Plan shall be in respect of Common Stock and may be in the form of either Incentive Stock Options or Non-Qualified Stock Options (sometimes referred to collectively herein as the "Stock Option(s))". However, in no event may a non-employee director or a consultant (including a marketing agent) receive a grant of Incentive Stock Options under the 1999 Plan. Stock Options shall be subject to the terms and conditions set forth in the 1999 Plan and any additional terms and conditions, not inconsistent with the express terms and provisions of the 1999 Plan, as the Committee shall set forth in the relevant Award Agreement (as that term is defined in the 1999
Plan). Special provisions shall apply to Incentive Stock Options granted to any employee who owns (within the meaning of Section 422(b)(6) of the Internal Revenue Code (the "Code")) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent corporation or any subsidiary of the Company, within the meaning of Sections 424(e) and (f) of the Code (a "10% Shareholder").

         The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee, including, without limitation, a determination based on a formula determined by the Committee; PROVIDED, HOWEVER, that, except with respect to stock options which, in accordance with the Company's First Amended Plan of Reorganization, are being granted with an exercise price of $.01 per share and Non-Employee Director Stock Options which are being granted with an exercise price of $3.00 per share of Common Stock, in no event shall any stock option granted pursuant to the 1999 Plan have an exercise price of less than $4.39 per share; PROVIDED FURTHER HOWEVER, that the exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant of such Incentive Stock Option.

         The term of each Stock Option shall be such period of time as is fixed by the Committee; PROVIDED, HOWEVER, that the term of any Stock Option shall not exceed ten (10) years after the date immediately preceding the date on which the Stock Option is granted.

         In respect of any Stock Option granted under the 1999 Plan, unless otherwise (a) determined by the Committee (in its sole discretion) at any time and from time to time in respect of any such Stock Option, or (b) provided in the Award Agreement or in the Participant's employment agreement in respect of any such Stock Option, such Stock Option shall become exercisable as to the aggregate number of shares of Common Stock underlying such Stock Option, as determined on the date of grant, as follows:

                   * 33 1/3%, on the first anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing services to the Company and/or one of its Subsidiaries;

                   * 66 2/3%, on the second anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing services to the Company and/or one of its Subsidiaries; and

                   * 100%, on the third anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing services to the Company and/or one of its Subsidiaries.

         Notwithstanding anything to the contrary, such Stock Option shall become one hundred percent (100%) exercisable as to the aggregate number of shares of Common Stock underlying such Stock Option upon the death, Disability or Retirement of the Participant or upon a Change in Control (as those terms are defined in the 1999 Plan).

         All participants (as that term is defined in the 1999 Plan) in the aggregate may not receive in any calendar year awards of Options, exceeding 1,638,804 underlying shares of Common Stock. Each individual participant may not receive in any calendar year awards of Options exceeding 819,402 underlying shares of Common Stock. The maximum annual Common Stock amounts are subject to adjustment and are subject to the 1999 Plan maximum.

         Except as is otherwise provided (a) in the relevant award agreement as determined by the Committee (in its sole discretion), or (b) in the participant's then effective employment agreement, if any, if a participant's employment with or provision of services to the Company and its Subsidiaries terminates for any reason any then unexercisable Stock Options shall be forfeited and cancelled by the Company. Except as otherwise provided in the 1999 Plan, if a participant's employment with or provision of services to the Company and its Subsidiaries terminates for any reason, such participant's rights, if any, to exercise any then exercisable Stock Options shall terminate ninety days after the date of such termination (but not beyond the stated term of any such Stock Option as determined under the 1999 Plan) and thereafter, such Stock Options shall be forfeited and cancelled by the Company. The Committee, in its sole discretion, may determine that any such participant's Stock Options to the extent exercisable immediately prior to any termination of employment with or provision of services to the Company, (other than a termination due to death, Retirement or Disability) may remain exercisable for an additional specified time period after such ninety day period expires (subject to any other applicable terms and provisions of the 1999 Plan and the relevant award agreement), but not beyond the stated term of any such Stock Option. If any termination of employment with or provision of services to the Company is due to death, Retirement or Disability, a participant (and such participant's estate, designated beneficiary or other legal representative, as the case may be and as determined by the Committee) shall have the right to exercise such Stock Options at any time within the one year period following such termination due to death, Retirement or Disability (but not beyond the term of any such Stock Option as determined under the 1999 Plan).

         In the event of any change in capitalization affecting the Common Stock of the Company, the Board of Directors shall authorize and make such proportionate adjustments, if any, as the Board of Directors deems appropriate to reflect such change, including, without limitation, with respect to the aggregate number of shares of the Common Stock for which awards in respect thereof may be granted under the 1999 Plan, the maximum number of shares of the Common Stock which may be granted or awarded to any participant, the number of shares of the Common Stock covered by each outstanding award, and the exercise price per share of Common Stock in respect of outstanding awards.

         The Board of Directors may suspend or terminate the 1999 Plan (or any portion thereof) at any time and may amend the 1999 Plan at any time. No such amendment, suspension or termination shall (x) materially adversely effect the rights of any participant under any outstanding Stock Options, without the consent of such participant, or (y) make any change that would disqualify the 1999 Plan, or any other plan of the Company or any subsidiary intended to be so qualified, from the benefits provided under Section 422 of the Code, or any successor provisions thereto.

         The Committee may (in its sole discretion) amend or modify at any time and from time to time the terms and provisions of any outstanding Stock Options, in any manner to the extent that the Committee under the 1999 Plan or any award agreement could have initially determined the restrictions, terms and provisions of such Stock Options. No such amendment or modification shall, however, materially adversely affect the rights of any participant under any such award without the consent of such participant.

         Each participant receiving an award under the 1999 Plan shall enter into an award agreement with the Company in a form specified by the Committee. Each such participant shall agree to the restrictions, terms and conditions of the award set forth therein and in the 1999 Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a brief and general summary of certain United States federal income tax consequences applicable to the 1999 Plan. The summary does not reflect any provisions of the income tax laws of any state, local or foreign taxing jurisdiction.

         A.        STOCK OPTIONS

         1.  INCENTIVE STOCK OPTIONS

         Upon the grant of an Incentive Stock Option, an optionee will not realize any income. No income will be realized by an optionee upon the exercise of an Incentive Stock Option if the requirements of the 1999 Plan and the Code are met, including the requirement that the optionee remain an employee of the Company (or a subsidiary thereof) during the period beginning on the date of the grant of the Option and ending on the day three months (one year if the optionee becomes disabled) before the date the Option is exercised.

         The federal income tax consequences of a subsequent disposition of shares of Common Stock acquired upon the exercise of an Incentive Stock Option will depend upon when the disposition occurs and the type of disposition.

         If the shares are disposed of by the optionee more than two years after the date of grant of the Incentive Stock Option, and more than one year after such shares are transferred to the optionee, any gain or loss realized upon such disposition will be a long-term capital gain or loss, and the Company (or a subsidiary) will not be entitled to any income tax deduction in respect of the Option or its exercise.

         If the shares are disposed of by the optionee within two years after the date of grant of the Incentive Stock Option, or within one year after such shares are transferred to the optionee (a "disqualifying disposition") and the disqualifying disposition is a taxable disposition, the excess, if any, of the amount realized (up to the fair market value of such shares on the exercise date) over the option price will be compensation taxable to the optionee as ordinary income, and the Company (or a subsidiary) will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under Additional Information) equal to the amount of ordinary income realized by the optionee. If the amount realized by the optionee upon the disqualifying disposition exceeds the fair market value of the shares on the exercise date, the excess will be a short-term capital gain. If the option price exceeds the amount realized upon such disqualifying disposition, the difference will be a short-term capital loss.

         If the disqualifying disposition is a non-taxable disposition (for example, a gift or a sale to a related person), the excess, if any, of the fair market value of the shares on the exercise date over the option price will be compensation taxable as ordinary income, and the Company (or a subsidiary) will be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

         If an optionee has not remained an employee of the Company (or a subsidiary) during the period beginning on the date of the grant of an Incentive Stock Option and ending on the day three months (one year if the optionee becomes disabled) before the date the Option is exercised, the exercise of the Option will be treated as the exercise of a Non-Qualified Stock Option with the tax consequences described below.

         2.       NON-QUALIFIED STOCK OPTIONS

         Upon the grant of a Non-Qualified Stock Option, an optionee will not realize any income. At the time a Non-Qualified Stock Option is exercised, the optionee will realize compensation taxable as ordinary income, and the Company (or a subsidiary) will be entitled to a deduction in an amount equal to the difference between the fair market value on the exercise date of the shares of Common Stock acquired pursuant to such exercise and the option price. Upon a subsequent disposition of the shares, the optionee will realize long-term or short-term capital gain or loss, depending upon the holding period of the shares. For purposes of determining the amount of the gain or loss, the optionee's tax basis in the shares will (if the option is exercised in-the-money) equal the fair market value of the shares on the exercise date. In order for any such gain or loss to qualify as long-term capital gain or loss, the shares must be held for more than one year measured from the exercise date.

         Notwithstanding the above, in the case of a Non-Qualified Stock Option having an exercise price per share significantly lower than the Fair Market Value per share of Common Stock on the date of grant, the IRS may assert that such an option is tantamount to a transfer by the Company to the participant of the shares of Common Stock subject to the Stock Option. Accordingly, the participant may be treated by the IRS as realizing taxable income upon the grant of the Stock Option equal to the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant less the exercise price of the Stock Option.

         3.       EFFECT OF SHARE FOR SHARE EXERCISE

         If an optionee elects to tender shares of Common Stock in partial or full payment of the option price for shares to be acquired upon the exercise of a Non-Qualified Stock Option, the optionee will not recognize any gain or loss on such tendered shares. The number of shares of Common Stock received by the optionee upon any such exercise that are equal in number to the number of tendered shares would retain the tax basis and the holding period of the tendered shares for capital gain purposes. The optionee will realize compensation taxable as ordinary income, and the Company (or a subsidiary) will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under Additional Information) in an amount equal to the fair market value of the number of shares received by the optionee upon such exercise that is in excess of the number of tendered shares, less any cash paid by the optionee. The fair market value of such excess number of shares would then become the tax basis for those shares and the holding period of such shares for capital gain purposes will begin on the exercise date. If the tendered shares were previously acquired upon the exercise of an Incentive Stock Option, the shares of Common Stock received by the optionee upon the exercise of the Non-Qualified Stock Option that are equal in number to the number of tendered shares will be treated as shares of Common Stock acquired upon the exercise of an Incentive Stock Option.

         Except as discussed in the following paragraph, if an optionee elects to tender shares of Common Stock in partial or full payment of the option price for shares to be acquired upon the exercise of an Incentive Stock Option, the optionee will not recognize any gain or loss on the tendered shares. No income will be realized by the optionee in respect of the shares received by the optionee upon the exercise of the Incentive Stock Option if, as previously stated, the requirements of the 1999 Plan and the Code are met. The Internal Revenue Service has not yet issued final regulations with respect to the determination of the basis and the holding period of the shares acquired upon such an exercise. Regulations proposed by the Internal Revenue Service provide that for all shares of Common Stock acquired upon such an exercise the requisite two year and one year holding periods for stock acquired upon exercise of an incentive stock option (described above) must be satisfied, regardless of the holding period applicable to the tendered shares. However, the tax basis (and holding period for all other federal income tax purposes) of the tendered shares will carry over to the same number of shares acquired upon the exercise. The number of shares acquired which is in excess of the number of tendered shares will have a tax basis of zero and a holding period for all purposes beginning on the date of exercise. Any subsequent disqualifying disposition will be deemed first to have been a disposition of the shares with a tax basis of zero, and then to have been a disposition of the shares with a carry over tax basis. For purposes of determining the amount of compensation taxable to the optionee upon a subsequent disqualifying disposition, the option price of the shares with a tax basis of zero will be deemed to be zero, and the option price of the shares with a carry over basis will be deemed to be the fair market value of the shares on the exercise date.

         If an optionee elects to tender shares of Common Stock that were previously acquired upon the exercise of an Incentive Stock Option in partial or full payment of the option price for shares to be acquired upon the exercise of another Incentive Stock Option, and such exercise occurs within two years of the date of grant of such Incentive Stock Option, or within one year after such tendered shares were transferred to the optionee, the tender of the shares will be a taxable, disqualifying disposition with the tax consequences described above regarding the disposition within two years of the date of grant of an Incentive Stock Option, or within one year after shares were acquired upon the exercise of Incentive Stock Options. The shares of Common Stock acquired upon such exercise will be treated as shares of Common Stock acquired upon the exercise of an Incentive Stock Option and the holding period of the shares for capital gain purposes will begin on the exercise date.

ADDITIONAL INFORMATION

         1.       ALTERNATIVE MINIMUM TAX

         Section 55 of the Code imposes an alternative minimum tax if a taxpayer's "tentative minimum tax" exceeds his or her regular tax for the taxable year in question. Such "tentative minimum tax" is equal to 26% of the first $175,000 ($87,500 for married individuals filing a separate return) of "taxable excess" and 28% of the "taxable excess" exceeding $175,000 ($87,500 for married individuals filing a separate return). Taxable excess equals the amount by which a person's "alternative minimum taxable income" exceeds his or her "exemption amount". The exemption amount ranges from $22,500 to $45,000 (depending on the person's filing status) and is reduced by $.25 for each $1.00 that the person's alternative minimum taxable income exceeds an amount which ranges from $75,000 to $150,000 (depending, again, on filing status). A person's alternative minimum taxable income under Section 55 of the Code consists of his or her regular taxable income (with certain adjustments described in Sections 56 and 58 of the Code) increased by the tax preference items described in Section 57 of the Code. In the case of a person who is married and who files a separate return, the person's alternative minimum taxable income is increased by the lesser of (1) 25% of the excess of the alternative minimum taxable income (determined without this adjustment) over $165,000 or (2) $22,500.

         Upon the exercise of an Incentive Stock Option, one of the adjustments described in Section 56 is to include in a person's alternative minimum taxable income for any year an amount equal to the amount of income the person would have realized if the option had not been an incentive stock option, with such inclusion occurring in the year in which such income would have been realized. As a result, unless the shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of in a taxable disposition in the same year in which the above described adjustment to the optionee's alternative minimum taxable income is made, an optionee may incur alternative minimum tax as a result of the exercise of an Incentive Stock Option under the 1999 Plan.

         If an optionee incurs alternative minimum tax attributable to certain items of tax preference or certain adjustments (including the adjustment described above resulting from the exercise of an Incentive Stock Option), the optionee will receive a credit for such tax against the optionee's regular tax liability (but not any alternative minimum tax liability) in future years. In addition, in the year in which the shares acquired as a result of the exercise of an Incentive Stock Option are disposed of in a taxable disposition, the basis of those shares for purposes of determining whether the optionee is subject to alternative minimum tax in such year will include the amount of the adjustment described above resulting from the exercise of the Incentive Stock Option.

         2.       WITHHOLDING

         The realization by an employee of compensation income with respect to a grant or an award under the 1999 Plan will be subject to withholding for federal income and employment tax purposes. If an employee, to the extent permitted by the terms of a grant or award and the 1999 Plan, uses shares of Common Stock to satisfy the federal income and employment tax withholding obligation, and any similar withholding obligation for state and local tax obligations, the employee will realize a capital gain or loss, short-term or long-term, depending on the tax basis and holding period for the shares of Common Stock.

         3.        "GOLDEN PARACHUTE" PAYMENTS

         If the provisions of he Plan relating to a Change in Control become applicable, certain compensation payments or other benefits received by "disqualified individuals", as defined in Section 280G(c) of the Code, under the 1999 Plan or otherwise may cause or result in "excess parachute payments", as defined in Section 280G(b)(1) of the Code. Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such "excess parachute payment" received by such a "disqualified individual" and such "excess parachute payments" will not be deductible by the Company (or a subsidiary).

         4.        CODE SECTION 162(M)

         Under Section 162(m) of the Code, the amount of compensation paid to the chief executive officer and the four other most highly paid executive officers of the Company in the year for which a deduction is claimed by the Company (including its subsidiaries) is limited to $1,000,000 per person, except that compensation which is performance-based will be excluded for purposes of calculating the amount of compensation subject to this $1,000,000 limitation. The ability of the Company to claim a deduction for compensation paid to any other executive officer or employee of the Company (including its subsidiaries) is not affected by this provision.

         The Company has structured the 1999 Plan so that any compensation for which the Company may claim a deduction in connection with the exercise of Non-Qualified Stock Options and the disposition by an optionee of shares of Common Stock acquired upon exercise of Incentive Stock Options will be performance-based within the meaning of Section 162(m) of the Code.

         The Board recommends that the stockholders vote "FOR" the approval of the Ascent Assurance, Inc. 1999 Stock Option Plan.

PROPOSALS OF STOCKHOLDERS.

         Proposals that stockholders wish to include in the Company's proxy materials relating to the 2000 Annual Meeting of Stockholders of the Company must be received by the Company no later than January 1, 2000.

OTHER MATTERS.

         The Board does not intend to present any matter for action at the Meeting other than the matters referred to in the accompanying Notice, and knows of no other matter to be presented that is a proper subject for action by the stockholders at the Meeting. However, if any other matter should properly come before the Meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed proxy, in accordance with the best judgment of the person acting under the proxy.

         A form of proxy is enclosed for your use. Please date, sign, and return the proxy at your earliest convenience. A prompt return of your proxy will be appreciated.

                                           By Order of the Board of Directors,

                                           /S/ PATRICK H. O'NEILL
                                            Patrick H. O'Neill
                                            Executive Vice President,
                                            General Counsel and Secretary

                                                                         ANNEX A


                             ASCENT ASSURANCE, INC.

                             1999 STOCK OPTION PLAN

                                    * * * * *


         1. PURPOSE. The purpose of the 1999 Stock Option Plan (the "Plan") is to further and promote the interests of Ascent Assurance, Inc., its Subsidiaries and its shareholders by enabling the Company and its Subsidiaries to attract, retain and motivate employees, non-employee directors and consultants (including marketing agents) or those who will become employees, non-employee directors or consultants (including marketing agents), and to align the interests of those individuals and the Company's shareholders. To do this, the Plan offers equity-based opportunities providing such employees and consultants with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its Subsidiaries.

         2. DEFINITIONS. For purposes of the Plan, the following terms shall have the meanings set forth below:

          2.1  "AWARD"  means  an award or  grant  made to a  Participant  under
     Section 6 of the Plan.

          2.2 "AWARD AGREEMENT" means the agreement executed by the Company and a Participant pursuant to Sections 3.2 and 12.7 of the Plan in connection with the granting of an Award.

          2.3  "BOARD"  means  the  Board  of  Directors  of  the  Company,   as
     constituted from time to time.

          2.4 "CODE" means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

          2.5 "COMMITTEE" means the committee of the Board established to administer the Plan, as described in Section 3 of the Plan.

          2.6 "COMMON STOCK" means the Common Stock, par value $.01 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

          2.7 "COMPANY" means Ascent Assurance, Inc., a Delaware corporation, or any successor corporation to Ascent Assurance, Inc..

          2.8 "DISABILITY" means disability as defined in the Participant's then effective employment agreement, or if the participant is not then a party to an effective employment agreement with the Company which defines disability, "Disability" means disability as determined by the Committee in accordance with standards and procedures similar to those under the Company's long-term disability plan, if any. Subject to the first sentence of this Section 2.8, at any time that the Company does not maintain a long-term disability plan, "Disability" shall mean any physical or mental disability which is determined to be total and permanent by a physician selected in good faith by the Company.

          2.9 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

          2.10 "FAIR MARKET VALUE" means on, or with respect to, any given date(s), the last reported sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices of the Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If at any time the Common Stock is not so traded, the Fair Market Value of a share of the Common Stock shall be determined in good faith by the Board.

          2.11 "INCENTIVE STOCK OPTION" means any stock option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is intended to be (and is specifically designated as) an "incentive stock option" within the meaning of Section 422 of the Code.

          2.12 "NON-QUALIFIED STOCK OPTION" means any stock option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is not (and is specifically designated as not being) an Incentive Stock Option.

          2.13 "PARTICIPANT" means any individual who is selected from time to time under Section 5 to receive an Award under the Plan.

          2.14 "PLAN" means Ascent Assurance, Inc. 1999 Stock Option Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

          2.15 "RETIREMENT" means the voluntary retirement by the Participant from active employment with the Company and its Subsidiaries on or after the attainment of (i) age 65, or (ii) 60, with the consent of the Board.

          2.16 "SUBSIDIARY(IES)" means any corporation (other than the Company) or other entity of which a majority of the outstanding capital stock or other equity interests having ordinary voting power in the election of directors or similar officials is owned, directly or indirectly through one or more corporations or other entities, by the Company.

         3.       ADMINISTRATION.

          3.1 THE COMMITTEE. The Plan shall be administered by the Committee. The Committee shall be appointed from time to time by the Board and shall be comprised of not less than three (3) of the then members of the Board who are Non-Employee Directors (within the meaning of SEC Rule 16b-3(b)(3)) of the Company and "outside directors" (within the meaning of Section 162(m) of the Code). Consistent with the Bylaws of the Company, members of the Committee shall serve at the pleasure of the Board and the Board, subject to the immediately preceding sentence, may at any time and from time to time remove members from, or add members to, the Committee.

          3.2 PLAN ADMINISTRATION AND PLAN RULES. The Committee is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, (a) selecting the Plan's Participants, (b) making Awards in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Awards as the Committee shall deem appropriate, and (d) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan and/or any Award Agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe, except that the Committee shall not delegate its authority with regard to the selection for participation in the Plan and/or the granting of any Awards to Participants. The Committee's determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

          3.3 LIABILITY LIMITATION. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

         4.       TERM OF PLAN/COMMON STOCK SUBJECT TO PLAN.

          4.1 TERM. The Plan shall terminate on December 31, 2008, except with respect to Awards then outstanding. After such date no further Awards shall be granted under the Plan.

          4.2 COMMON STOCK. The maximum number of shares of Common Stock in respect of which Awards may be granted under the Plan to employees and non-employee directors, in the aggregate, subject to adjustment as provided in Section 10.2 of the Plan, shall not exceed 1,251,685 shares. The maximum number of shares of Common Stock in respect of which Awards may be granted under the Plan to consultants (including marketing agents), subject to adjustment as provided in Section 10.2 of the Plan, shall not exceed 387,119 shares. In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of the Plan. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open-market or in private transactions) and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan.

          4.3 COMPUTATION OF AVAILABLE SHARES. If any Awards expire unexercised or are forfeited, surrendered, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Awards shall again be available for Awards under the Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such Awards.

         5. ELIGIBILITY. Individuals eligible for Awards under the Plan shall consist of all salaried employees, non-employee directors and consultants (including marketing agents), or those who will become such employees, non-employee directors and consultants (including marketing agents) of the Company and/or its Subsidiaries who are responsible for the management, growth and protection of the business of the Company and/or its Subsidiaries or whose performance or contribution, in the sole discretion of the Committee, benefits or will benefit the Company.

         6.       STOCK OPTIONS.

          6.1 TERMS AND CONDITIONS. Stock options granted under the Plan shall be in respect of Common Stock and may be in the form of either Incentive Stock Options or Non-Qualified Stock Options (sometimes referred to collectively herein as the "Stock Option(s))". However, in no event may a non-employee director or a consultant (including a marketing agent) receive a grant of Incentive Stock Options under the Plan. Stock Options shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

          6.2 GRANT. Stock Options may be granted under the Plan in such form as the Committee may from time to time approve. Special provisions shall apply to Incentive Stock Options granted to any employee who owns (within the meaning of Section 422(b)(6) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent corporation or any subsidiary of the Company, within the meaning of Sections 424(e) and (f) of the Code (a "10% Shareholder").

          6.3 EXERCISE PRICE. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee, including, without limitation, a determination based on a formula determined by the Committee; PROVIDED, HOWEVER, that, except with respect to the Stock
     Options which, in accordance with the Company's First Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code, are being granted with an exercise price of $.01 per share of Common Stock and Non-Employee Director Stock Options which are being granted with an exercise price of $3.00 per share of Common Stock, in no event shall any Stock Option granted pursuant to this Plan have an exercise price of less than $4.39 per share of Common Stock; provided, FURTHER, HOWEVER, that the exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant of such Incentive Stock Option; PROVIDED, FURTHER, HOWEVER, that, in the case of a 10% Shareholder, the exercise price of an Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.

          6.4 TERM. The term of each Stock Option shall be such period of time as is fixed by the Committee; PROVIDED, HOWEVER, that the term of any Stock Option shall not exceed ten (10) years (five (5) years, in the case of an Incentive Stock Option granted to a 10% Shareholder) after the date immediately preceding the date on which the Stock Option is granted.

          6.5 METHOD OF EXERCISE. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company, or the Secretary's designee, specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash, by certified check, bank draft or money order payable to the order of the Company or, if permitted by the Committee (in its sole discretion) and applicable law, by delivery of, alone or in conjunction with a partial cash or instrument payment, (a) a fully-secured promissory note or notes, (b) shares of Common Stock already owned by the Participant for at least six (6) months, or (c) some other form of payment acceptable to the Committee. The Committee may also permit Participants (either on a selective or group basis) to simultaneously exercise Stock Options and sell the shares of Common Stock thereby acquired, pursuant to a "cashless exercise" arrangement or program, selected by and approved of in all respects in advance by the Committee. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes. Any portion of a Stock Option that is exercised may not be exercised again.

          6.6 EXERCISABILITY. In respect of any Stock Option granted under the Plan, unless otherwise (a) determined by the Committee (in its sole discretion) at any time and from time to time in respect of any such Stock Option, or (b) provided in the Award Agreement or in the Participant's employment agreement in respect of any such Stock Option, such Stock Option shall become exercisable as to the aggregate number of shares of Common Stock underlying such Stock Option, as determined on the date of grant, as follows:

                  * 33 1/3 %, on the first anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing services to the Company and/or one of its Subsidiaries;

                  * 66 2/3 %, on the second anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing services to the Company and/or one of its Subsidiaries; and

                  * 100%, on the third anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing services to the Company and/or one of its Subsidiaries.

Notwithstanding anything to the contrary contained in this Section 6.6, such Stock Option shall become one hundred percent (100%) exercisable as to the aggregate number of shares of Common Stock underlying such Stock Option upon the death, Disability or Retirement of the Participant or upon a Change in Control. For the purpose of this Plan, "Change in Control" shall mean:

          6.6.1 The acquisition, after the effective date of the Plan, by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 34% or more of either
     (a) the outstanding shares of the Common Stock (excluding any acquisition by Credit Suisse First Boston Corporation ("CSFB") or any Permitted Subsidiary (as defined below) of 34% or more of the Common Stock upon conversion of the shares of Series A Convertible Preferred Stock received by CSFB or CSFB's wholly-owned subsidiary, Special Situations Holdings, Inc.- Westbridge, pursuant to the effectiveness of the Company's First Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated October 30, 1998, as modified), or (b) the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); PROVIDED, HOWEVER, that the following acquisitions shall not constitute a Change in Control: (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person or entity controlling, controlled by or under common control with the Company (an "Affiliate"), or
     (y) any acquisition by any corporation if, immediately following such acquisition, more than 66% of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (entitled to vote generally in the election of directors), is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the Common Stock and the Voting Securities in substantially the same proportions, respectively, as their ownership, immediately prior to such acquisition, of the Common Stock and Voting Securities; or

          6.6.2 Individuals who, on the 30th day after the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; PROVIDED, HOWEVER, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then serving and comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
     Act) or other actual or threatened  solicitation of proxies or consents; or

          6.6.3 Approval by the shareholders of the Company of a reorganization, merger or consolidation, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation, more than 66% of the then outstanding common stock and voting securities (entitled to vote generally in the election of directors) of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and the Voting Securities; or

          6.6.4 Approval by the shareholders of the Company of (a) a complete liquidation or dissolution of the Company, or (b) the sale or other disposition of all or substantially all of the assets of the Company, other than to a Subsidiary, wholly-owned, directly or indirectly, by the Company.

For purposes of Section 6.6.1, a "Permitted Subsidiary" shall mean Special Situations Holdings, Inc.- Westbridge and any other directly or indirectly wholly-owned subsidiary of Credit Suisse Group, a corporation organized and existing under the laws of Switzerland, to which shares of Series A Convertible Preferred Stock are transferred for tax, regulatory or other general corporate purposes, but excluding any subsidiary which either (i) is or intends to be engaged in any line of business in which the Company is engaged as of the date of such conversion, (ii) becomes a subsidiary after the Effective Date through any acquisition, merger or similar transaction, or (iii) intends to become, or becomes, engaged in the day to day management of the Company's business to such an extent that it alters the control of the Company's operations.

         7. MAXIMUM YEARLY AWARDS. All Participants in the aggregate may not receive in any calendar year Awards of Options, exceeding 1,638,804 underlying shares of Common Stock. Each individual Participant may not receive in any calendar year Awards of Options exceeding 819,402 underlying shares of Common Stock. The maximum annual Common Stock amounts in this Section 7 are subject to adjustment under Section 10.2 and are subject to the Plan maximum under Section 4.2.

         8.       TERMINATION OF EMPLOYMENT.

          8.1 GENERAL. Except as is otherwise provided (a) in the relevant Award Agreement as determined by the Committee (in its sole discretion), or (b) in the Participant's then effective employment agreement, if any, the following terms and conditions shall apply as appropriate and as not inconsistent with the terms and conditions, if any, contained in such Award Agreement and/or such employment agreement:

          8.1.1 OPTIONS. Subject to any determination of the Committee pursuant to Section 6.6 of the Plan, if a Participant's employment with or provision of services to the Company and its Subsidiaries terminates for any reason any then unexercisable Stock Options shall be forfeited and cancelled by the Company. Except as otherwise provided in this Section 8.1.1, if a Participant's employment with or provision of services to the Company and its Subsidiaries terminates for any reason, such Participant's rights, if any, to exercise any then exercisable Stock Options shall terminate ninety
     (90) days after the date of such termination (but not beyond the stated term of any such Stock Option as determined under Section 6.4) and thereafter such Stock Options shall be forfeited and cancelled by the Company. The Committee, in its sole discretion, may determine that any such Participant's Stock Options to the extent exercisable immediately prior to any termination of employment with or provision of services to the Company, (other than a termination due to death, Retirement or Disability) may remain exercisable for an additional specified time period after such ninety (90) day period expires (subject to any other applicable terms and provisions of the Plan and the relevant Award Agreement), but not beyond the stated term of any such Stock Option. If any termination of employment with or provision of services to the Company is due to death, Retirement or Disability, a Participant (and such Participant's estate, designated beneficiary or other legal representative, as the case may be and as determined by the Committee) shall have the right to exercise such Stock Options, at any time within the one (1) year period following such termination due to death, Retirement or Disability (but not beyond the term of any such Stock Option as determined under Section 6.4).

         9. NON-TRANSFERABILITY OF AWARDS. Unless otherwise provided in the Award Agreement, no Award under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by the Participant or the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant's debts, judgements, alimony, or separate maintenance. Unless otherwise provided in the Award Agreement, during the lifetime of a Participant, Stock Options are exercisable only by the Participant.

         10.      CHANGES IN CAPITALIZATION AND OTHER MATTERS.

          10.1 NO CORPORATE ACTION RESTRICTION. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company's or any Subsidiary's capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company's or any Subsidiary's capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company's or any Subsidiary's assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers or agents of the Company or any subsidiary, as a result of any such action.

          10.2 RECAPITALIZATION ADJUSTMENTS. In the event of any change in capitalization affecting the Common Stock of the Company, including, without limitation, a stock dividend or other non-cash distribution, stock split, reverse stock split, recapitalization, consolidation, subdivision, split-up, spin-off, split-off, combination or exchange of shares or other form of reorganization or recapitalization, or any other change affecting the Common Stock, the Board shall authorize and make such proportionate adjustments, if any, as the Board deems appropriate to reflect such change, including, without limitation, with respect to the aggregate number of shares of the Common Stock for which Awards in respect thereof may be granted under the Plan, the maximum number of shares of the Common Stock which may be granted or awarded to any Participant, the number of shares of the Common Stock covered by each outstanding Award, and the exercise price per share of Common Stock in respect of outstanding Awards.

                  10.3     CERTAIN MERGERS.

               10.3.1 If the Company enters into or is involved in any merger, reorganization or other business combination with any person or entity (such merger, reorganization or other business combination to be referred to herein as a "Merger Event") and as a result of any such Merger Event the Company will be or is the surviving corporation, a Participant shall be entitled, as of the date of the execution of the agreement evidencing the Merger Event (the "Execution Date") and with respect to both exercisable and unexercisable Stock Options (but only to the extent not previously exercised), to receive substitute stock options in respect of the shares of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Stock Options granted hereunder as of the date of the consummation of the Merger Event. Notwithstanding anything to the contrary in this Section 10.3, if any Merger Event occurs, the Company shall have the right, but not the obligation, to pay to each affected Participant an amount in cash or certified check equal to the excess of the Fair Market Value of the Common Stock underlying any affected unexercised Stock Options as of the Execution Date (whether then exercisable or not) over the aggregate exercise price of such unexercised Stock Options.

               10.3.2 If, in the case of a Merger Event in which the Company will not be, or is not, the surviving corporation and the Company determines not to make the cash or certified check payment described in Section 10.3.1 of the Plan, the Company shall compel and obligate, as a condition of the consummation of the Merger Event, the surviving or resulting corporation and/or the other party to the Merger Event, as necessary, or any parent, subsidiary or acquiring corporation thereof, to grant, with respect to both exercisable and unexercisable Stock Options (but only to the extent not previously exercised), substitute stock options in respect of the shares of common or other capital stock of such surviving or resulting corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Stock Options previously granted hereunder as of the date of the consummation of the Merger Event.

               10.3.3 Upon receipt by any affected Participant of any such cash, certified check, or substitute stock options as a result of any such Merger Event, such Participant's affected Stock Options for which such cash, certified check or substitute awards was received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant.

               10.3.4 The foregoing adjustments and the manner of application of the foregoing provisions, including, without limitation, the issuance of any substitute stock options shall be determined in good faith by the Committee in its sole discretion. Any such adjustment may provide for the elimination of fractional shares.

         11.      AMENDMENT, SUSPENSION AND TERMINATION.

          11.1 IN GENERAL. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable to insure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary. No such amendment, suspension or termination shall (x) materially adversely effect the rights of any Participant under any outstanding Stock Options, without the consent of such Participant, or
     (y) make any change that would disqualify the Plan, or any other plan of the Company or any Subsidiary intended to be so qualified, from the benefits provided under Section 422 of the Code, or any successor provisions thereto.

          11.2 AWARD AGREEMENT MODIFICATIONS. The Committee may (in its sole discretion) amend or modify at any time and from time to time the terms and provisions of any outstanding Stock Options, in any manner to the extent that the Committee under the Plan or any Award Agreement could have initially determined the restrictions, terms and provisions of such Stock Options, including, without limitation, changing or accelerating the date or dates as of which such Stock Options shall become exercisable. No such amendment or modification shall, however, materially adversely affect the rights of any Participant under any such Award without the consent of such Participant.

         12.      MISCELLANEOUS.

          12.1 TAX WITHHOLDING. The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the exercise of any Stock Option, or the delivery, transfer or vesting of any Common Stock, any federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. If the Committee, in its sole discretion, permits shares of Common Stock to be used to satisfy any such tax withholding, such Common Stock shall be valued based on the Fair Market Value of such stock as of the date the tax withholding is required to be made, such date to be determined by the Committee. The Committee may establish rules limiting the use of Common Stock to meet withholding requirements by Participants who are subject to Section 16 of the Exchange Act.

          12.2 NO RIGHT TO EMPLOYMENT. Neither the adoption of the Plan, the granting of any Award, nor the execution of any Award Agreement, shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee at any time for any reason.

          12.3 UNFUNDED PLAN. The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such award or agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.

          12.4 PAYMENTS TO A TRUST. The Committee is authorized to cause to be established a trust agreement or several trust agreements or similar arrangements from which the Committee may make payments of amounts due or to become due to any Participants under the Plan.

          12.5 OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Board expressly determines in writing that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation. Awards under the Plan may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries. The existence of the Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.

          12.6 LISTING, REGISTRATION AND OTHER LEGAL COMPLIANCE. No Awards or shares of the Common Stock shall be required to be granted or issued under the Plan unless legal counsel for the Company shall be satisfied that such grant or issuance will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of SEC Rule 16b-3. To the extent any provision of the Plan or any action by the administrators of the Plan fails to so comply with such rule, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

          12.7 AWARD AGREEMENTS.  Each Participant  receiving an Award under the
     Plan shall enter into an Award Agreement with the Company in a form specified by the Committee. Each such Participant shall agree to the restrictions, terms and conditions of the Award set forth therein and in the Plan.

          12.8 DESIGNATION OF BENEFICIARY. Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any option or to receive any payment which under the terms of the Plan and the relevant Award Agreement may become exercisable or payable on or after the Participant's death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant's estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

          12.9 LEAVES OF ABSENCE/TRANSFERS. The Committee shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfers.

          12.10 LOANS. Subject to applicable law, the Committee may provide, pursuant to Plan rules, for the Company or any Subsidiary to make loans to Participants to finance the exercise price of any Stock Options, as well as the withholding obligation under Section 12.1 of the Plan and/or the estimated or actual taxes payable by the Participant as a result of the exercise of such Stock Option and the Committee may prescribe the terms and conditions of any such loan.

          12.11 GOVERNING LAW. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

          12.12 EFFECTIVE DATE. The Plan shall be effective upon its approval by the Board and adoption by the Company, subject to the approval of the Plan by the Company's shareholders in accordance with Sections 162(m) and 422 of the Code.

                  IN WITNESS WHEREOF, this Plan is adopted by the Company on this 24th day of March, 1999.

                                             ASCENT ASSURANCE, INC.

                                             By:   /S/ PATRICK J. MITCHELL
                                             Name:  Patrick J. Mitchell
                                             Title:  Chairman and CEO